                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BUDGET GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

              PRELIMINARY PROXY MATERIALS -- DATED MARCH 13, 1998

                                 (BUDGET LOGO)

                                                                  March   , 1998

Dear Stockholder:

     We cordially invite you to attend the 1998 Annual Meeting of Stockholders of Budget Group, Inc. (the "Company"). The meeting will be held at the Company's offices at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114 on Thursday, April 23, 1998, beginning at 10:00 a.m. local Daytona Beach time.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual Meeting, which includes (i) the election of nine directors of the Company, (ii) the amendment of the Company's Amended and Restated Certificate of Incorporation and Bylaws to provide for the classification of the Company's Board of Directors into three classes of directors serving staggered terms, (iii) the amendment of the Company's 1994 Incentive Stock Option Plan as described in the accompanying Proxy Statement and (iv) the ratification of the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent auditors for the 1998 fiscal year.

     THE BOARD OF DIRECTORS ASKS THAT YOU VOTE "FOR" THE ELECTION OF THE DIRECTORS AND EACH OF THE OTHER PROPOSALS DESCRIBED IN THE ENCLOSED NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed Proxy and return it in the enclosed postage prepaid envelope. If you attend the Annual Meeting and vote in person, your Proxy will not be used. The prompt return of your Proxy will save the expense involved in further communication.

     Your Board of Directors and I look forward to seeing you at the Annual Meeting on April 23, 1998.

                                          Very truly yours,

                                          SANFORD MILLER
                                          Chairman of the Board and Chief
                                          Executive Officer

     On March 4, 1998, the Company announced that it had signed an agreement to acquire Ryder TRS Inc., a consumer truck rental company. Additional information relating to the acquisition of Ryder TRS is included in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on
March   , 1998. The accompanying Proxy Statement relates to the proposals set forth therein and does not include any proposals relating to the acquisition of Ryder TRS. THE BOARD EXPECTS TO HOLD A SPECIAL MEETING OF STOCKHOLDERS TO CONSIDER CERTAIN MATTERS RELATING TO THE RYDER TRS ACQUISITION, BUT IS NOT SOLICITING PROXIES WITH RESPECT TO THE RYDER TRS TRANSACTION AT THIS TIME.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS...............     1
PROXY STATEMENT.............................................     2
  GENERAL INFORMATION.......................................     2
     Solicitation and Revocability of Proxy.................     2
     Quorum and Voting Requirements.........................     2
  BENEFICIAL OWNERSHIP OF COMMON STOCK......................     4
  ELECTION OF DIRECTORS (PROPOSAL NO. 1)....................     6
     Vote Required..........................................     6
     Information on Nominees................................     6
     Classified Board of Directors..........................     8
     Meetings of the Board of Directors.....................     8
     Committees of the Board of Directors...................     8
     Compensation of Directors..............................     8
  EXECUTIVE OFFICERS........................................     9
  EXECUTIVE COMPENSATION....................................    10
     Summary Compensation Table.............................    10
     Option Grants During 1997 and Year-End Option Values...    10
     Aggregate Option Exercises During 1997 and Year-End
      Option Values.........................................    11
     Executive Severance Agreements.........................    11
     Compensation Committee Interlocks and Insider
      Participation.........................................    11
     Compensation Committee Report on Executive
      Compensation..........................................    12
     Stock Performance Graph................................    14
  CERTAIN TRANSACTIONS AND RELATIONSHIPS....................    15
     Leases.................................................    15
     Los Angeles Acquisition................................    16
     ValCar Acquisition.....................................    16
     Tranex Credit Corporation..............................    16
     Colonial Bank..........................................    16
     CSFBC..................................................    16
  AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS
     TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS
     (PROPOSAL NO. 2).......................................    17
     Proposed Amendments....................................    17
     Class Nominees.........................................    18
     Reasons for Classified Board Structure and Possible
      Anti-Takeover Effect..................................    18
     Vote Required..........................................    18
  AMENDMENTS TO THE 1994 INCENTIVE STOCK OPTION PLAN
     (PROPOSAL NO. 3).......................................    18
     Proposed Amendments....................................    18
     Description of the Plan................................    19
     Estimate of Benefits...................................    21
     1997 Grants Under the Plan.............................    22
     Certain Federal Income Tax Consequences................    22
     Vote Required..........................................    23
  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     (PROPOSAL NO. 4).......................................    23
     Vote Required..........................................    24
  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
     ACCOUNTING AND FINANCIAL DISCLOSURE....................    24
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...    24
  ANNUAL REPORT ON FORM 10-K................................    25
  OTHER MATTERS.............................................    25
  STOCKHOLDER PROPOSALS.....................................    25
  ANNEXES:
  ANNEX A: 1994 INCENTIVE STOCK OPTION PLAN WITH PROPOSED
     AMENDMENTS.............................................   A-1
  ANNEX B: FORM OF PROXY FOR ANNUAL MEETING.................   B-1

                                 (Budget Logo)

                             ---------------------
                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998
                             ---------------------

TO THE STOCKHOLDERS OF BUDGET GROUP, INC.

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Budget Group, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114 on Thursday, April 23, 1998, beginning at 10:00 a.m. local Daytona Beach time for the following purposes:

          1. To elect nine directors of the Company to serve as the Company's Board of Directors. If the proposal to establish a classified Board of Directors (Proposal No. 2 below) is approved, the nine directors will be elected to a classified Board of Directors, with three directors being elected for a term of one year, three directors being elected for a term of two years and three directors being elected for a term of three years, and until their successors are duly elected and qualified. If the proposal to establish a classified Board of Directors is not approved, all nine directors will be elected for one-year terms expiring at the 1999 Annual Meeting of Stockholders.

          2. To amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws to provide for the classification of the Company's directors into three classes serving staggered terms, as described above.

          3. To approve amendments to the Company's 1994 Incentive Stock Option Plan to increase the total number of shares of Common Stock available for grant under such plan to 2,250,000 shares and to provide for certain other amendments as described in the Proxy Statement.

          4. To ratify the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

          5. To transact any other business which may properly be brought before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on March 23, 1998 (the "Stockholders") are entitled to notice of and to vote at the Annual Meeting. During the period from April 13, 1998 until the Annual Meeting, a list of Stockholders will be open for examination by any Stockholder during ordinary business hours at the Company's offices at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114.

                                          By Order of the Board of Directors,

                                          SANFORD MILLER
                                          Chairman of the Board and Chief
                                          Executive Officer

Daytona Beach, Florida
March 23, 1998

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED. IF THE PROXY IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                               BUDGET GROUP, INC.
                                125 BASIN STREET
                                   SUITE 210
                          DAYTONA BEACH, FLORIDA 32114

                             ---------------------

                                PROXY STATEMENT
                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1998
                             ---------------------

                              GENERAL INFORMATION

SOLICITATION AND REVOCABILITY OF PROXY

     This Proxy Statement is furnished to you, as a Stockholder (as defined below) of Budget Group, Inc. (the "Company"), in connection with the solicitation by the Company's Board of Directors (sometimes referred to herein as the "Board") of Proxies in the accompanying form to be used at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114 on Thursday, April 23, 1998, beginning at 10:00 a.m. local Daytona Beach time, and at any subsequent time that may be necessary by the adjournment thereof.

     The mailing address of the Company's principal executive offices is 125 Basin Street, Suite 210, Daytona Beach, Florida 32114. This Proxy Statement and the enclosed Proxy are first being mailed to Stockholders on or about March 23, 1998.

     All holders of record (the "Stockholders") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (collectively, the "Common Stock"), at the close of business on March 23, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. If you cannot be present in person, please complete, sign and date the enclosed Proxy and return it as soon as possible. You may withhold your vote from any nominee for director by striking through such nominee's name on the appropriate space on the accompanying Proxy. You can revoke your Proxy at any time before it is voted if so desired, either in person at the Annual Meeting or by delivery of a duly executed subsequent Proxy or written notice of revocation to the General Counsel and Secretary of the Company at the address of the principal office of the Company provided above. All properly executed Proxies delivered pursuant to this solicitation, unless previously revoked, will be voted in accordance with directions given, if delivered in time to be voted at the Annual Meeting. If you return a signed Proxy that does not indicate your voting preferences, the persons named on the Proxy will vote your shares in favor of all of the proposals set forth in the attached Notice of 1998 Annual Meeting of Stockholders.

     The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to Stockholders this Proxy Statement, the accompanying Notice of 1998 Annual Meeting of Stockholders and the Proxy. The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of Proxies. It is estimated that the cost of these services will be approximately $5,000 plus expenses. Proxies may be solicited personally or by telephone or facsimile transmission. In addition, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

QUORUM AND VOTING REQUIREMENTS

     At the close of business on the Record Date,        shares of Class A
Common Stock and        shares of Class B Common Stock were outstanding and are
entitled to vote at the Annual Meeting. The holders of shares of Class A Common Stock generally vote together with the holders of shares of Class B Common Stock as a single class on all matters, but the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share. No cumulative voting rights are authorized and dissenter's rights of appraisal under Delaware law or the rules of the New York Stock Exchange are not implicated by the matters being proposed.

     Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting. The Inspector of Elections will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that the presence in person or by Proxy of the holders of a majority of the combined voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

     In accordance with applicable state law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked the applicable box on the Proxy. With respect to Proposal No. 1, abstentions and broker non-votes will not count as either a vote "FOR" or "AGAINST" such Proposal. With respect to Proposal No. 2, abstentions and broker non-votes will have the effect of a vote "AGAINST" such Proposal. With respect to Proposal Nos. 3 and 4, abstentions will have the effect of a vote "AGAINST" such Proposals and broker non-votes will not be considered entitled to vote and thus will not be counted as a vote "FOR" or "AGAINST" such Proposals.

     If a quorum is present (i) those nine nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will become directors of the Company at the conclusion of the tabulation of the votes, (ii) the affirmative vote of the holders of a majority of the combined voting power of the shares of Common Stock outstanding on the Record Date is required to approve Proposal No. 2 and (iii) the affirmative vote of the holders of a majority of the combined voting power of the shares of Common Stock present in person or by Proxy at the Annual Meeting is required to approve Proposal Nos. 3 and 4.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Unless otherwise indicated, the following table sets forth certain information, as of February 17, 1998, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than 5% of either class of Common Stock, (ii) each director or nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers as a group. As of February 17, 1998, the Company had outstanding 25,537,948 shares of Class A Common Stock and 1,936,600 shares of Class B Common Stock. This table also gives effect to shares that may be acquired pursuant to options or convertible notes as described in the footnotes below.

                                               CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                            ---------------------------   ---------------------------    PERCENT OF
                                             NUMBER OF      PERCENT OF     NUMBER OF      PERCENT OF    TOTAL VOTING
                                              CLASS A        CLASS A        CLASS B        CLASS B        POWER OF
                                               SHARES         SHARES         SHARES         SHARES      COMMON STOCK
                                            BENEFICIALLY   BENEFICIALLY   BENEFICIALLY   BENEFICIALLY   BENEFICIALLY
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS    OWNED(A)        OWNED          OWNED          OWNED          OWNED
------------------------------------------  ------------   ------------   ------------   ------------   ------------
Sanford Miller...........................      922,700(b)       3.6%         905,800         46.8%          22.2%
Jeffrey D. Congdon.......................      532,069(c)       2.1          515,400         26.6           12.7
John P. Kennedy..........................      523,600(d)       2.1          515,400         26.6           12.6
Ronald D. Agronin........................       20,500(e)         *               --           --              *
James F. Calvano.........................       27,500(f)         *               --           --              *
Dr. Stephen L. Weber.....................       25,600(f)         *               --           --              *
Jeffrey R. Mirkin........................      492,500(g)       1.9               --           --            1.1
Martin P. Gregor.........................       25,905(e)         *               --           --              *
Alan Liker...............................       28,503(h)         *               --           --              *
F. Perkins Hixon, Jr.....................           --           --               --           --             --
Scott R. White...........................           --           --               --           --             --
Jeffrey T. Hendrickson...................           --           --               --           --             --
All directors and executive officers as a
  group (16 persons).....................    2,607,258(i)      10.2        1,936,600        100.0           48.9
5% STOCKHOLDERS
---------------

Metropolitan Life Insurance Company......    1,552,800(j)       6.1               --           --            3.5
The Equitable Companies Incorporated.....    1,522,500(k)       6.0               --           --            3.4
John Hancock Mutual Life Insurance
  Company................................    1,571,467(l)       6.2               --           --            3.5
Baron Capital Group, Inc. ...............    1,499,400(m)       5.9               --           --            3.3
State Street Research & Management
  Company................................    1,324,000(n)       5.2               --           --            2.9
Putnam Investments, Inc. ................    2,969,835(o)      11.6               --           --            6.6

---------------

*    Less than 1%
(a) In determining the number and percent of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible notes exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. To the best of the Company's knowledge, except as otherwise indicated, beneficial ownership includes sole voting and investment or dispositive power with respect to all shares.
(b) Includes (i) 905,800 shares of Class A Common Stock issuable upon conversion of Class B Common Stock and (ii) 4,000 shares of Class A Common Stock owned by Mr. Miller's minor children. Mr. Miller's address is 125 Basin Street, Suite 210, Daytona Beach, Florida 32114.
(c) Includes (i) 515,400 shares of Class A Common Stock issuable upon conversion of Class B Common Stock and (ii) 16,669 shares of Class A Common Stock owned by the Congdon Family Foundation, Inc. (the "Foundation"). Mr. and Mrs. Congdon share voting and investment power with respect to such shares as the President and Treasurer and Vice President and Secretary, respectively, of the Foundation. Mr. Congdon's address is 2445 Directors' Row, Suite K, Indianapolis, Indiana 46241.

(d) Includes 515,400 shares of Class A Common Stock issuable upon conversion of Class B Common Stock. Mr. Kennedy's address is 18 King's Highway, Westport, Connecticut 06880.
(e) Includes 17,500 shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(f) Includes 22,500 shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(g) Includes 470,000 shares of Class A Common Stock beneficially owned by Budget Rent a Car of Southern California, a general partnership ("SoCal"). Mr. Mirkin shares voting and investment power with respect to such shares as a general partner and the trustee of certain trusts which are general partners of SoCal. Also includes 22,500 shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(h) Includes (i) 6,003 shares of Class A Common Stock that may be acquired by Mr. Liker from SoCal pursuant to an option granted by SoCal to Mr. Liker in October 1995 and (ii) 22,500 shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(i) Includes 1,936,600 shares of Class A Common Stock issuable upon conversion of Class B Common Stock.
(j) Includes shares of Class A Common Stock beneficially owned as follows: (i) 1,347,500 shares of Class A Common Stock issuable to Metropolitan Life Insurance Company ("Metropolitan") upon conversion of 7.0% Convertible Subordinated Notes due 2003 (the "Series A Convertible Notes") and (ii) 205,300 shares of Class A Common Stock acquired for the benefit of Metropolitan by certain of its affiliated investment advisors. Metropolitan's address is 334 Madison Avenue, Convent Station, New Jersey 07961. This information is included in reliance upon a Schedule 13G filed by Metropolitan with the Securities and Exchange Commission (the "Commission") on January 30, 1998.
(k) Represents shares of Class A Common Stock owned by subsidiaries of The Equitable Companies Incorporated ("The Equitable") as follows: (i) 252,600 shares of Class A Common Stock held by The Equitable Life Assurance Society of the United States and (ii) 2,206,600 shares of Class A Common Stock held by Alliance Capital Management L.P. The Equitable's address is 787 Seventh Avenue, New York, New York 10019. This information is included in reliance upon a Schedule 13G filed by The Equitable with the Commission on February 17, 1998.
(l) Represents 1,424,467 shares of Class A Common Stock beneficially owned directly by John Hancock Mutual Life Insurance Company and 147,000 shares beneficially owned by its indirect, wholly-owned subsidiary, John Hancock Advisors, Inc. John Hancock Mutual Life Insurance Company's address is John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02117. This information is included in reliance upon a Schedule 13G filed by Metropolitan with the Commission on January 30, 1998.
(m) Represents shares of Class A Common Stock beneficially owned by Ronald Baron and by the following entities controlled by Mr. Baron: Baron Capital Group, Inc., BAMCO, Inc. and Baron Capital Management, Inc. (the "Baron Affiliates"). The address for Mr. Baron and the Baron Affiliates is 767 Fifth Avenue, 24th Floor, New York, New York 10153. This information is included in reliance upon a Schedule 13G filed by Mr. Baron and the Baron Affiliates with the Commission on February 17, 1998.
(n) State Street Research & Management Company's ("State Street") address is One Financial Center, 30th Floor, Boston, Massachusetts 02111-2690. This information is included in reliance upon a Schedule 13G filed by State Street with the Commission on February 4, 1998.
(o) Represents shares of Class A Common Stock owned by subsidiaries of Putnam Investments, Inc. ("Putnam"), which is a subsidiary of Marsh & McLennan Companies, Inc. ("Marsh & McLennan"), as follows: (i) 2,531,735 shares of Class A Common Stock held by Putnam Investment Management, Inc. ("PIM"), as to which PIM has shared dispositive power and (ii) 438,100 shares of Class A Common Stock held by The Putnam Advisory Company, Inc. ("PAC"). PAC shares voting power with respect to 399,900 of such shares and shares dispositive power with respect to all of such shares. The address of Marsh & McLennan is 1166 Avenue of the Americas, New York, New York 10036. The address of Putnam, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109. This information is included in reliance upon a
     Schedule 13G filed by Marsh & McLennan, Putnam, PIM and PAC with the Commission on February 9, 1998.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     The persons named in the enclosed Proxy will vote to elect as directors the nine nominees listed below, unless authority to vote for the election of any or all of the nominees is withheld by marking the Proxy to that effect. All of the nominees except for Mr. Hixon are at present directors of the Company. Mr. Mirkin has been nominated to serve as a director under the terms of an agreement entered into by the Company in connection with its acquisition of the Budget franchise for Los Angeles, California (the "Los Angeles Acquisition"), pursuant to which the Company agreed to nominate and use its best efforts to elect to the Board one person designated by the seller of that franchise, SoCal, for so long as SoCal owns more than 250,000 shares of Class A Common Stock.

     All of the nominees listed below have indicated a willingness to serve on the Board. If any of the nominees become unable to serve or for good cause will not serve, the persons named on the enclosed Proxy will vote as the Board recommends for substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board or vote to reduce the number of directors for the ensuing year.

VOTE REQUIRED

     The nine nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting shall become directors at the conclusion of the tabulation of votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

INFORMATION ON NOMINEES

     The names of the nine nominees for director, together with certain information furnished to the Company by each individual, are set forth below:

                                                                     DIRECTOR
NAME                                                          AGE     SINCE
----                                                          ----   --------
Sanford Miller..............................................   45      1994
Jeffrey D. Congdon..........................................   55      1994
John P. Kennedy.............................................   53      1994
Ronald D. Agronin...........................................   60      1994
James F. Calvano............................................   61      1994
Dr. Stephen L. Weber........................................   56      1994
Jeffrey R. Mirkin...........................................   45      1995
Martin P. Gregor............................................   34      1996
F. Perkins Hixon, Jr........................................   39       N/A

     Sanford Miller has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1994. From August 1991 to August 1994, he was Vice President of Tranex Rentals of New York, Inc. ("Tranex"), which operated the Albany and Rochester Budget franchises, and from December 1991 to August 1994, was Vice President of Capital City Leasing, Inc. ("Capital City"), which operated the Richmond, Virginia Budget franchise. From 1989 to 1991, Mr. Miller served as Director of Marketing, Special Accounts, for Budget Rent a Car Corporation ("BRACC"). From 1981 to 1989, Mr. Miller was an executive officer and principal stockholder of corporations that owned and operated 30 Budget franchises that were sold to BRACC in 1989. From 1979 to 1981, he was North East Regional Field Operation Manager for BRACC. Mr. Miller served as President of the American Car Rental Association, a nationwide industry trade association, in 1993 and Chairman of the Licensee Local Market Advisory Board of the Budget System in 1989 and 1990. Mr. Miller is also a director of MoneyGram Payment Systems, Inc. ("MoneyGram"), a provider of electronic money transfer services. Mr. Miller is the first cousin of Mr. Agronin.

     Jeffrey D. Congdon was elected as a director in April 1994 and has been Vice Chairman of the Board of Directors since January 1991. From January 1991 to March 1998 he also served as the Company's Chief

Financial Officer. Since December 1990, he has been Secretary, Treasurer and a director of Tranex Credit Corporation, which provides financing for purchases of previously owned vehicles. From 1980 to 1989, he was an executive officer and principal stockholder of corporations that owned and operated 30 Budget franchises that were sold to BRACC in 1989. From 1982 to 1996, Mr. Congdon owned and operated retail new and/or used vehicle sales operations in Indianapolis, Indiana.

     John P. Kennedy was elected as a director in April 1994 and has been the Vice Chairman of the Board of Directors since May 1997. From August 1994 to May 1997 he was the Company's President and Chief Operating Officer. From November 1991 to August 1994, he was Chairman and President of Metro West, Inc., whose wholly-owned subsidiary previously owned the Company's San Diego airport operations. From November 1990 to November 1991, he was an independent consultant to the vehicle rental industry. From July 1985 to August 1989, he served as President of NYRAC, Inc. d/b/a Budget Rent a Car of Kennedy and La Guardia Airports. From 1968 to 1984, he served in various capacities with Avis, Inc. ("Avis"), including Vice President of Operations.

     Ronald D. Agronin was elected as a director in April 1994. Since 1993, Mr. Agronin has served as Vice Chairman of Black Clawson Company ("Black Clawson"), a manufacturer of paper making machinery, and as President and Chief Executive Officer of United Container Machinery, Inc. ("United Container Machinery"), a corrugating machinery manufacturer. He served as Executive Vice President and Chief Operating Officer of Black Clawson from 1987 to 1993. He currently serves as a director of Black Clawson and United Container Machinery. Mr. Agronin is the first cousin of Mr. Miller.

     James F. Calvano was elected as a director in August 1994. Since December 1996, Mr. Calvano has been the Chairman of the Board, Chief Executive Officer and a director of MoneyGram and from February 1996 to December 1996 he was a consultant to MoneyGram. From June 1991 to February 1996, he was the Executive Vice President of Marketing for Travelers Group, a subsidiary of Travelers, Inc. From November 1993 to February 1995, he was Chief Administrative Officer of Travelers Insurance Companies. From June 1991 to May 1993, Mr. Calvano was President and Chief Operating Officer of New Valley Corp. Two months before he assumed this position, New Valley Corp. suspended payments on its publicly-held debt. An involuntary bankruptcy petition under Title 11 of the U.S. Code was filed against New Valley Corp. in November 1991 and a voluntary bankruptcy petition under Title 11 was filed by New Valley Corp. in March 1993. From January 1989 to December 1990, Mr. Calvano was President and Chief Executive Officer of Carlson Travel Group and Executive Vice President of Carlson Companies Inc. From November 1986 to December 1988, he served as President of Commercial Credit Corp. and Executive Vice President of Primerica Corp. Mr. Calvano served American Express Travel Related Services Co., Inc. as its Vice Chairman, President of Payment Systems Division, USA and President of Consumer Financial Services Division, USA between October 1981 and November 1986. From 1972 to 1981, Mr. Calvano was employed by Avis and served in various capacities, including President and Chief Executive Officer, Executive Vice President and Chief Operation Officer and Group Vice President, Western Hemisphere.

     Dr. Stephen L. Weber was elected as a director in April 1994. Since June 1996, Dr. Weber has been the President of San Diego State University. From August 1995 to June 1996, he was the Interim Provost at the State University of New York System Office. From 1988 until June 1996, he was President of State University of New York at Oswego.

     Jeffrey R. Mirkin was elected as a director in October 1995. Since 1985, Mr. Mirkin has been the President of Budget Rent a Car of Southern California, a franchisee of the Company in Southern California (i.e., SoCal).

     Martin P. Gregor was elected as a director in December 1996. Mr. Gregor serves as a managing director of McDonald & Company Securities, Inc., where he began his employment as an associate in 1989.

     F. Perkins Hixon, Jr. has served since February 1995 as a managing director in Credit Suisse First Boston Corporation's ("CSFBC") New York Investment Banking Department, where he was first employed as an associate in 1985. Mr. Hixon also serves as a member of CSFBC's Worldwide Investment Banking and Investment Committees.

CLASSIFIED BOARD OF DIRECTORS

     If the proposed amendments to the Company's Certificate of Incorporation and Bylaws to establish a classified Board are approved (Proposal No. 2 below), three Class I Directors (Messrs. Miller, Calvano and Gregor) will be elected for a three-year term expiring at the 2001 Annual Meeting of Stockholders, three Class II Directors (Messrs. Congdon, Weber and Hixon) will be elected for a two-year term expiring at the 2000 Annual Meeting of Stockholders and three Class III Directors (Messrs. Kennedy, Agronin and Mirkin) will be elected for a one-year term expiring at the 1999 Annual Meeting of Stockholders, in all cases subject to the election and qualification of their successors. If the proposed amendments are not approved, all nine directors will be elected for a one-year term expiring at the 1999 Annual Meeting of Stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1997, the Board of Directors of the Company held ten meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served in 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

     From time to time the Board of Directors establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established the following three standing committees of directors:

     Nominating Committee. The Nominating Committee is currently composed of Messrs. Calvano and Gregor and Dr. Weber. This Committee is charged with respect to the nomination of candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by the Company's stockholders if the nomination is set forth in writing and delivered to the Company's General Counsel and Secretary at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114. During 1997 the Nominating Committee held one meeting.

     Compensation Committee. The Compensation Committee is composed of Messrs. Agronin and Gregor and Dr. Weber. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers various incentive compensation and benefit plans and recommends policies relating to such plans. This Committee met two times in 1997.

     Audit/Finance Committee. The Audit/Finance Committee is composed of Messrs. Calvano and Gregor and Dr. Weber. This Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Audit/Finance Committee met one time in 1997.

COMPENSATION OF DIRECTORS

     Non-employee directors ("outside directors") receive an annual retainer of $18,000 and are eligible to participate in the Company's 1994 Directors' Stock Option Plan. In 1997, the Company granted options to purchase an aggregate of 60,000 shares of Class A Common Stock to outside directors under the 1994 Directors' Stock Option Plan. The Company also pays the reasonable out-of-pocket expenses of each director in connection with his attendance at each Board or committee meeting.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Company's executive officers:

NAME                                           AGE   POSITION(S) WITH THE COMPANY
----                                           ---   ----------------------------
Sanford Miller...............................  45    Chairman of the Board of Directors, Chief
                                                       Executive Officer and Director
Jeffrey D. Congdon...........................  55    Vice Chairman of the Board of Directors and
                                                       Director
John P. Kennedy..............................  53    Vice Chairman of the Board of Directors and
                                                       Director
Robert L. Aprati.............................  53    Executive Vice President, General Counsel and
                                                       Secretary
Scott R. White...............................  33    Executive Vice President, Corporate
                                                       Development
Michael B. Clauer............................  41    Senior Vice President and Chief Financial
                                                       Officer
Jeffrey T. Hendrickson.......................  53    Senior Vice President

Each of the above executive officers was elected by the Board to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal.

     For descriptions of the business experience of Messrs. Miller, Congdon and Kennedy, see "Election of Directors."

     Robert L. Aprati has been Executive Vice President, General Counsel and Secretary of the Company since August 1997, was Senior Vice President, General Counsel and Secretary of BRACC from January 1988 to July 1997 and was Vice President, General Counsel and Secretary of BRACC from September 1978 to January 1988. Mr. Aprati has been a long-standing director and currently is President of the American Car Rental Association.

     Scott R. White has been Executive Vice President, Corporate Development of the Company since February 1997. From August 1992 to February 1997, he worked in the Investment Banking Department of CSFBC, most recently as a vice president. Mr. White received his J.D. degree from the University of Texas School of Law in May 1992 and is a member of the State Bar of Texas. In addition, he was a financial analyst at The First Boston Corporation from July 1986 to July 1989.

     Michael B. Clauer has been Senior Vice President and Chief Financial Officer of the Company since November 1997. From April 1996 to November 1997, he served as Senior Director of Finance, Strategy & Planning for the North America National Franchise Business Units of the Pepsi-Cola Company. From September 1994 to April 1996, Mr. Clauer was the Senior Director -- Field Finance for Pepsico International Restaurants, Inc. From June 1992 to September 1994, he served as Senior Director -- Finance, Central Division for Pizza Hut, Inc.

     Jeffrey T. Hendrickson has been Senior Vice President of the Company since May 1997 and his responsibilities include managing the Company's U.S. car rental operations. From 1994 to 1997, Mr. Hendrickson was Senior Vice President of Brink's Incorporated ("Brink's") responsible for Brink's worldwide air courier services and nationwide ATM services. From 1987 to 1994, Mr. Hendrickson was Executive Vice President of National Car Rental Systems, Inc., from 1985 to 1987 he was Senior Vice President of Basix Corporation and from 1982 to 1985 he served as Vice President of the Chase Manhattan Corporation and President and Director of Chase T/C Service Corp. Prior to joining the Chase Manhattan Corporation Mr. Hendrickson served in various capacities for The Hertz Corporation from 1971 to 1982, including Managing Director of Hertz United Kingdom and Ireland, Vice President -- Operations, Rent-A-Car Division and Corporate Vice President and General Manager, Truck Division. Mr. Hendrickson is a director of Bernard C. Harris Publishing Company, Inc.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers"):

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                         ANNUAL COMPENSATION                ------------
                             --------------------------------------------    SECURITIES
                                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
Sanford Miller.............  1997   $317,500   $334,000            --          90,000         $ 17,625
  Chairman of the Board      1996    208,250         --            --          60,000              792
  of Directors and Chief     1995    183,667         --            --          30,000               --
  Executive Officer
Jeffrey D. Congdon.........  1997    298,750    333,000            --          75,000            2,855
  Vice Chairman of the       1996    197,292         --            --          52,000            1,041
  Board of Directors         1995    173,333         --            --          25,000               --
John P. Kennedy............  1997    298,750    333,000            --          75,000           19,455
  Vice Chairman of the       1996    197,500         --            --          52,000            1,413
  Board of Directors         1995    173,333         --            --          25,000               --
Scott R. White(3)..........  1997    139,583         --            --          50,000               --
  Executive Vice President,
  Corporate Development
Jeffrey T.
  Hendrickson(4)...........  1997    140,385     12,500            --          50,000               --
  Senior Vice President

---------------

(1) While the Named Executive Officers enjoy certain perquisites, for fiscal years 1997, 1996 and 1995 these did not exceed the lesser of $50,000 or 10% of each Named Executive Officer's salary and bonus.
(2) Represents, for 1997, the Company's matching contribution under the Company's 401(k) Plan in the amount of $1,875 for each of Messrs. Miller, Congdon and Kennedy and $15,750, $980 and $17,580 of premiums on term life insurance policies for Mr. Miller, Mr. Congdon and Mr. Kennedy, respectively. Represents for 1996, the Company's matching contributions under the Company's 401(k) Plan of $792, $1,041 and $1,413 to Mr. Miller, Mr. Congdon and Mr. Kennedy, respectively.
(3) Mr. White began his employment with the Company and commenced serving as an executive officer on February 3, 1997.
(4) Mr. Hendrickson began his employment with the Company and commenced serving as an executive officer on May 5, 1997.

OPTION GRANTS DURING 1997 AND YEAR-END OPTION VALUES

     The following table describes the stock options granted to the Named Executive Officers in 1997:

                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                          ---------------------------------------------------------       VALUE AT ASSUMED
                          NUMBER OF     PERCENT OF TOTAL                                   ANNUAL RATES OF
                          SECURITIES        OPTIONS                                   STOCK PRICE APPRECIATION
                          UNDERLYING       GRANTED TO      EXERCISE OR                   FOR OPTION TERM(1)
                           OPTIONS        EMPLOYEES IN     BASE PRICE    EXPIRATION   -------------------------
NAME                       GRANTED       FISCAL YEAR(4)     PER SHARE       DATE          5%            10%
----                      ----------    ----------------   -----------   ----------   -----------   -----------
Mr. Miller..............    90,000(2)         6.3%           $22.375       4/28/07    $3,280,187    $5,223,149
Mr. Congdon.............    75,000(2)         5.2             22.375       4/28/07     2,733,489     4,352,624
Mr. Kennedy.............    75,000(2)         5.2             22.375       4/28/07     2,733,489     4,352,624
Mr. White...............    50,000(3)         3.5             21.750       3/27/07     1,771,423     2,820,695
Mr. Hendrickson.........    50,000(3)         3.5             19.875       4/11/07     1,618,714     2,577,532

---------------

(1) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by Commission rules and do not represent the Company's estimate or projection of the future Common Stock price. The Company does not believe that this method accurately illustrates the potential value of a stock option.
(2) Represents options to purchase shares of Class B Common Stock.
(3) Represents options to purchase shares of Class A Common Stock.
(4) Options to purchase a total of 1,372,375 shares of Class A Common Stock and 240,000 shares of Class B Common Stock were granted to employees in 1997.

AGGREGATE OPTION EXERCISES DURING 1997 AND YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to option exercises by the Named Executive Officers during 1997 and the value of options owned by the Named Executive Officers at December 31 1997.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES                        DECEMBER 31, 1997           DECEMBER 31, 1997(1)
                             ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                        ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   ----------   -----------   -------------   -----------   -------------
Mr. Miller................    90,000      $2,899,129         --         90,000          $-0-       $1,096,875.00
Mr. Congdon...............    77,000       2,479,186         --         75,000           -0-          914,062.50
Mr. Kennedy...............    77,000       2,479,185         --         75,000           -0-          914,062.50
Mr. White.................        --              --         --         50,000           -0-          640,625.00
Mr. Hendrickson...........        --              --         --         50,000           -0-          734,375.00

---------------

(1) Based upon the closing price of Class A Common Stock on December 31, 1997 of $34.5625 per share.

EXECUTIVE SEVERANCE AGREEMENTS

     The Company has entered into a severance agreement (the "Severance Agreement") with each of Messrs. Miller, Congdon and Kennedy (each an "Executive") which provides for severance payments and benefits to the Executive if his employment is terminated under various circumstances described therein. Under each Severance Agreement, if an Executive's employment is terminated voluntarily by the Executive within one year after a "change in control" of the Company or by reason of the Executive's death or "disability" or within one year after the occurrence of certain other events constituting "good reason" or if the Executive's employment is involuntarily terminated without "cause" (as such terms are defined in the Severance Agreement), the Executive generally would be entitled (i) to receive an amount equal to three times the sum of the Executive's annual base salary rate plus certain bonus amounts, (ii) for a 36-month period after termination of employment, to continuing participation in the Company's insurance benefit programs, to receive certain contributions (or equivalents) under the Budget Defined Contribution Retirement Plan and to use up to two Company cars and (iii) to receive certain other benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Gregor, a director nominee and an incumbent director who served on the Company's Compensation Committee in 1997 and is expected to serve on such Committee if elected to the Board at the Annual Meeting, is a managing director of MacDonald & Company Securities, Inc. ("MCSI"), an investment banking firm which periodically performs services for the Company for which it receives compensation. During 1997, MCSI served as a co-managing underwriter in connection with the Company's public offerings of Class A Common Stock in April and October 1997 and provided financial advisory services in connection with the Company's employee benefit plans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of directors who are not employees of the Company to ensure that executive compensation is determined in an objective manner. In addition to determining the salary and bonus compensation for the Company's most highly compensated executive officers, the Compensation Committee administers the Company's 1994 Incentive Stock Option Plan (the "Plan") and, accordingly, determines the nature, timing and amount of option grants to executive officers under the Plan.

     Executive Officer Compensation Policy. The Company is engaged in a highly competitive and dynamic industry and the Company's success depends in large part upon its ability to attract, motivate, retain and reward executive officers. The Compensation Committee endeavors to align the long-term interests of the Company, its stockholders and its management in determining executive compensation. The Compensation Committee believes the mutuality of interests between the Company's executive officers and the Company's stockholders is strengthened by increasing executive officers' ownership of Common Stock through equity-based compensation. A significant portion of executive officer compensation is, therefore, generally composed of stock option grants.

     At least annually the Compensation Committee reviews the individual contributions and performance of each executive officer, as well as prior compensation granted. The Compensation Committee takes into account the Chief Executive Officer's recommendation as well as various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for executive officers. In particular, the Compensation Committee considers several financial performance measures, including stock price, revenue growth and net income, as well as the individual executive's work experience, level of responsibility and contribution to the Company's long-term success. It also monitors executive compensation levels of certain comparably sized public companies to ensure the Company's executive compensation levels remain competitive. The Compensation Committee does not, however, apply any specific quantitative formula in making compensation decisions.

     Executive compensation decisions in 1997 were largely considered in light of the successful completion of the acquisition of Budget Rent a Car Corporation ("BRACC") in April 1997 and several other acquisitions throughout the year which significantly increased the size and complexity of the Company. Considerations included the contributions of executive officers to the successful completion of the 1997 acquisitions, the continued compensation level of officers of acquired companies who joined the Company in 1997 and the need to attract seasoned, new executive officers to the Company who are able to make valuable contributions to the integration of acquired companies and the Company's growth.

     Deductibility of Executive Compensation. Proposal No. 3 set forth in the Proxy Statement includes a proposed amendment to the Plan to allow the Compensation Committee the opportunity to grant options under the Plan which will be treated as "qualified performance-based compensation" under Section 162(m) of the Code. Section 162(m) provides that publicly held corporations may not take deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless such compensation is "qualified performance-based compensation" which meets certain specific requirements. To date, the Company has paid no compensation that is non-deductible by reason of Section 162(m). The Compensation Committee supports the amendment because if approved it would provide increased flexibility to pay compensation to executive officers that is commensurate with their contributions to the Company's success, while better ensuring that such compensation remains deductible.

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer, Mr. Miller, is established by the Compensation Committee and reviewed and adjusted at least annually. Mr. Miller's compensation is principally comprised of a base salary, a bonus and stock option awards which are primarily tied to the Company's revenue growth, net income per share in the prior year, stock price appreciation and other achievements in the current year. In determining the reasonableness of the compensation awarded to Mr. Miller in 1997, the Compensation Committee applied the policies and factors discussed above with an emphasis on Mr. Miller's contribution to the successful completion of the BRACC and other 1997 strategic acquisitions and his continuing importance to the strategic direction and growth of the Company.

     Mr. Miller's base salary rate to June 11, 1997 was $230,000 per year. From June 11, 1997 to December 31, 1997, Mr. Miller's base salary rate increased to $380,000 per year. In addition, in 1997 the Company paid Mr. Miller a $333,334 bonus upon consummation of the BRACC acquisition and granted Mr. Miller an option to purchase 90,000 shares of Class B Common Stock under the Plan with an exercise price equal to the fair market value of the underlying stock on the date of grant.

                                                THE COMPENSATION COMMITTEE
                                                    Ronald D. Agronin
                                                     Martin P. Gregor
                                                   Dr. Stephen L. Weber

     The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Composite Index, the New York Stock Exchange Composite Index, the Standard & Poors 500 Index and a peer group index consisting of certain competitors of the Company (i.e., Amerco, Rollins Truck Leasing Corp. and Ryder Systems Inc.). The stock performance graph assumes $100 was invested on August 18, 1994 (the date that the Class A Common Stock was first publicly traded) and measures the return thereon at various points based on the closing price of the Class A Common Stock on the dates indicated.

  Measurement Period
 (Fiscal Year Covered)       BGI         S&P 500      Peer Group       NYSE         NASDAQ
8/18/94                      100.0000      100.0000      100.0000      100.0000      100.0000
12/31/94                     100.0000       99.1580       85.8667       98.2191      101.3191
12/31/95                      89.4737      132.9814       94.6387      128.9718      141.7640
12/31/96                     169.7368      159.9283      115.9619      153.5481      173.9534
12/31/97                     363.8158      209.5192      127.9129      200.0822      211.5890

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either of the Acts, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

LEASES

     Alabama. The Company's Mobile, Alabama airport service facility is leased from Messrs. Miller and Congdon and another individual. This lease terminates July 14, 1999 and is not subject to any renewal options. Rental payments under the lease were approximately $64,872 in 1997. The monthly base rent will increase to $5,732 effective July 1, 1998.

     Florida. The Company's Gainesville, Florida airport service facility is leased from Mr. and Mrs. Miller, Mr. and Mrs. Congdon and certain other individuals. This lease terminates May 31, 1999, subject to renewal. Rental payments under the Lease were approximately $46,489 in 1997. Monthly base rent will increase to $4,095 effective June 1, 1998. The Company's Tallahassee, Florida airport service facility is leased from Mr. and Mrs. Miller, Mr. Miller's brother-in-law, who is an employee of the Company, and an unrelated individual. This lease terminates May 31, 1999. Rental payments under the lease were approximately $53,130 in 1997. Monthly base rent will increase to $4,680 effective June 1, 1998.

     Indiana. Mr. Congdon has a 50% equity interest in Tranex Realty, an entity that owns two retail car sales facilities in Indianapolis, Indiana which are leased to the Company. One lease terminates in March 2004 and the other lease terminates in November 1999, each subject to renewal. The aggregate rental payments under the leases totaled approximately $300,000 in 1997.

     New York. The Company's Rochester, New York airport facility is leased from a partnership formed by Mr. Miller and a former employee of the Company. This lease terminates in 2013, subject to renewal. Rental payments under the lease were approximately $90,000 in 1997. The Company's La Guardia, New York airport service facility is leased from Messrs. Miller, Congdon and Kennedy. This lease terminates June 30, 1999 subject to renewal. Rental payments under the lease were approximately $730,908 in 1997. Monthly base rent will increase to $62,742 effective July 1, 1998. The Company is also a guarantor and contingent sub-lessee of the Rego Park, New York rental facility, which is leased from Mr. Miller and another individual. The lease terminates May 30, 1999 on six months prior written notice. Rental payments under the lease were approximately $152,256 in 1997.

     Ohio. The Company leases one of its Dayton, Ohio retail car sales facilities from MCK Real Estate Corporation ("MCK"), which is owned by Messrs. Miller, Congdon and Kennedy. This lease terminates in March 2001, subject to renewal. Rental payments under the lease were approximately $131,885 in 1997.

     Pennsylvania. The Company's Philadelphia, Pennsylvania retail vehicle sales facility, regional administrative headquarters and vehicle maintenance facility are leased from MCK. This lease terminates in September 2002, subject to renewal. Rental payments under the lease were approximately $324,577 in 1997.

     Virginia. The Company's Richmond, Virginia airport facility is leased from a partnership formed by Mr. Miller and an employee of the Company (the "Richmond Partnership"). This lease terminates in 2013, subject to renewal. Rental payments under the lease were approximately $103,300 in 1997. The Company's Chesterfield County, Virginia non-airport facility is also leased from the Richmond Partnership. This lease commenced in June 1994 and terminates in May 2014, subject to renewal. Rental payments under this lease were approximately $44,040 in 1997. The Company's Richmond, Virginia retail vehicle sales facility is leased from MCK. This lease terminates in October 2000, subject to renewal. Rental payments under the lease were approximately $124,218 in 1997.

     All of the above leases are on a triple net basis (i.e., the Company is responsible for the payment of taxes, insurance and utilities and for the general maintenance of these facilities in addition to its obligations to pay base rent). The Company believes that these leases are on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

LOS ANGELES ACQUISITION

     In connection with the Los Angeles Acquisition, the Company agreed to pay SoCal a royalty equal to 5% of the monthly gross revenues derived from those operations, subject to a minimum amount. In addition, the Company issued a note to SoCal in the principal amount of approximately $4,750,000 (the "SoCal Note"), assumed the obligations of SoCal under a note (the "SoCal Bank Note") in the principal amount of approximately $4,700,000 which was secured by the personal guaranty of Mr. Mirkin and assumed certain other indebtedness that was personally guaranteed by Mr. Mirkin. Mr. Mirkin is the Chief Executive Officer and a general partner of SoCal and, upon consummation of the Los Angeles Acquisition, became a director of the Company. The Company operates as a sub-franchisee of SoCal in the San Diego territory and pays royalty fees to SoCal based on rental revenues for vehicles other than trucks pursuant to a franchise agreement (the "SoCal Franchise Agreement"). In 1997, the Company paid SoCal approximately $6,705,694 in royalty fees (includes royalty fees paid by BRACC). Except as described above, prior to the Los Angeles Acquisition, there was no material relationship between the Company and SoCal. There was approximately $792,812 of other indebtedness payable by the Company to SoCal at December 31, 1997.

     On October 14, 1997, SoCal brought an action for declaratory relief in the Superior Court of Los Angeles County seeking a determination as to whether the Company must pay royalties on pick-up rentals to SoCal pursuant to the SoCal Franchise Agreement or to Transportation & Storage Associates ("TSA"), the Company's franchisee for truck rentals in Southern California, pursuant to the Company's franchise agreement with TSA.

VALCAR ACQUISITION

     In connection with the acquisition of ValCar Rental Sales, Inc. in August 1996, the Company assumed an unsecured revolving credit note payable to Mr. Congdon in the amount of $1.5 million. The note is due on demand and bears interest at the prime rate plus 2%. Pursuant to this note, the Company made payments to Mr. Congdon of approximately $143,198 in 1997.

TRANEX CREDIT CORPORATION

     Mr. Congdon owns a 50% equity interest in and serves as Secretary and Treasurer and a director of Tranex Credit Corporation ("Tranex"). In 1997, the Company sold to Tranex accounts receivable totaling approximately $1,979,460 generated pursuant to financing arrangements extended by the Company to purchasers of vehicles sold by the Company at its retail sales locations.

COLONIAL BANK

     In 1997, Mr. Miller served as a director of Colonial Bank of Volusia County in Ormond Beach, Florida. The Company maintains a cash management account at that bank with an average balance during 1997 of approximately $2,500,000.

CSFBC

     Mr. Hixon, a director nominee, is a managing director of CSFBC, an investment banking firm which periodically performs services for the Company for which it receives compensation. CSFBC and its affiliates have provided extensive services to the Company in connection with certain of the Company's debt facilities and public offerings of securities. Most recently, during 1997 CSFBC acted as a lead underwriter in connection with public offerings of the Company's Class A Common Stock in April 1997 and October 1997 and served as the Company's financial advisor in connection with the Company's acquisition of BRACC in April 1997.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                     AND BYLAWS TO PROVIDE FOR A CLASSIFIED
                      BOARD OF DIRECTORS (PROPOSAL NO. 2)

PROPOSED AMENDMENTS

     The Company's Bylaws provide that the Company's directors shall be elected at each Annual Meeting of Stockholders. Presently, there are nine directors and the Board is not divided into classes. The Board has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to cause the Board of Directors to be divided into three classes with staggered terms. The Board has also resolved to amend the Company's Bylaws consistent with the amended Certificate of Incorporation. At the Annual Meeting, Stockholders will be asked to consider and vote on these proposed amendments.

     If Proposal No. 2 is approved, the Board will be divided into Class I, Class II and Class III Directors, with one Class to be elected each year. The initial term of office for the Class III Directors would expire at the 1999 Annual Meeting of Stockholders, the initial term of office for the Class II Directors would expire at the 2000 Annual Meeting of Stockholders and the initial term of the Class I Directors would expire at the 2001 Annual Meeting of Stockholders. Upon the expiration of the initial staggered terms, directors would be elected for three-year terms to succeed those directors whose terms expire. New directors elected to fill a vacancy on the Board will serve until the next election of the Class to which such director belongs.

     If this Proposal is approved, the text of the proposed amendment to the Certificate of Incorporation will add a new Article EIGHTH to read as follows:

        "EIGHTH: Classified Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I Directors shall terminate on the date of the 2001 Annual Meeting of Stockholders; the term of the initial Class II Directors shall terminate on the date of the 2000 Annual Meeting of Stockholders; and the term of the initial Class III Directors shall terminate on the date of the 1999 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders beginning in 1999, successors to the Class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorship shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional directors of any Class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that Class by the stockholders of the corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the Annual Meeting of Stockholders for the year in which their terms expire and until their successors shall be duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the board of directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article EIGHTH unless expressly provided by such terms."

     The Company's Bylaws will also be amended by adding or deleting such provisions as may be necessary to make the Bylaws consistent with the foregoing amendment to the Certificate of Incorporation, including, without limitation, amendments to provide that stockholders shall not have the ability to remove directors without cause.

CLASS NOMINEES

     If Proposal No. 2 is approved, the following persons, if elected as directors pursuant to Proposal No. 1, would be members of the Class of directors set forth opposite their names below, to serve for the terms described above and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

NAME                                                          CLASS OF DIRECTORS
----                                                          ------------------
Messrs. Miller, Calvano and Gregor..........................          I
Messrs. Congdon, Weber and Hixon............................          II
Messrs. Kennedy, Agronin and Mirkin.........................         III

REASONS FOR CLASSIFIED BOARD STRUCTURE AND POSSIBLE ANTI-TAKEOVER EFFECT

     The Board believes that a classified Board will help lend continuity and stability to the management of the Company. Following adoption of the classified Board structure, at any given time approximately two-thirds of the members of the Board will generally have had experience as directors of the Company. The Board believes that this will facilitate long-range business planning, strategic planning and policy making. In particular, the Company believes that a classified Board will permit the Company to more effectively represent the interests of all of its stockholders in a variety of situations, including responding to circumstances which might be created by demand or actions of a single stockholder or stockholder group, than might be the case if the Board were not classified and a measure of continuity from year to year were not thereby assured.

     The proposed classified Board amendments could discourage efforts to obtain control of the Company. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board in a relatively short period of time since at least two Annual Meetings of Stockholders will be required to effect a change in a majority of the members of the Board. The delay afforded by the proposed amendments will help ensure that the Board, if confronted with a hostile tender offer, a proxy contest or other similar proposal, would have sufficient time to review and consider the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders. The proposed amendments are not a response to any specific effort of which the Company is aware to accumulate the Company's stock or to obtain control of the Company.

VOTE REQUIRED

     The proposed classified Board amendments must be approved by the affirmative vote of a majority of the combined voting power of the shares of Common Stock outstanding on the Record Date. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is marked, a signed Proxy will be voted "FOR" the adoption of Proposal No. 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                               AMENDMENTS TO THE
               1994 INCENTIVE STOCK OPTION PLAN (PROPOSAL NO. 3)

PROPOSED AMENDMENTS

     The Board has approved and recommends to the Stockholders that they approve a proposal to amend the Company's 1994 Incentive Stock Option Plan (the "Plan")
(i) to increase by 500,000 shares the number of shares of Common Stock available for grant under the Plan such that the total number of shares of Common Stock available for grant is 2,250,000 shares (ii) to allow each employee of the Company selected by the committee administering the Plan (the "Committee") to receive stock options in connection with the Special Bonus Program provided for under the Stock Purchase Agreement dated January 13, 1997 between BRACC and the Company (the "Special Bonus Program"), (iii) to allow the Committee to grant options which will be treated as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), by limiting the number of shares for which any employee may be granted an option in any calender year to 250,000 shares and by requiring that the Committee be composed of only "outside directors" within the meaning of Section 162(m) of the Code and (iv) to replace all references to Team Rental Group, Inc. with Budget Group, Inc. to reflect the Company's name change. The full text of the Plan with the proposed amendments is set forth in Annex A to this Proxy Statement.

     The Board has determined that the amendments to the Plan are in the best interests of the Company and its stockholders. The Board believes that grants of stock options are an effective method to attract and retain key employees and that the availability of shares for future grants under the Plan is important to the Company's business prospects and operations.

     The proposed amendments to increase the number of shares of Common Stock available for grant under the Plan and to allow grants to employees selected by the Committee in connection with the Special Bonus Program are required to implement the Special Bonus Program in accordance with the terms of the agreements governing the BRACC acquisition. Subject to Stockholder approval of the proposed amendments, as of April 29, 1997, the Committee granted approximately 430,000 options to approximately 4,750 employees, including certain non-key employees, to implement the Special Bonus Program. These options were granted at an exercise price of $22.375 per share, the fair market value of a share of the underlying Class A Common Stock on the date of grant, and are first exercisable on April 29, 1999. See "1997 Grants Under the Plan" for information on option grants to executive officers and other employees of the Company. The options granted to employees pursuant to the Special Bonus Program will be rescinded if stockholder approval of the proposed amendments is not received at the Annual Meeting.

     The Board also deems the Plan amendment to allow grants under the Plan to qualify as "qualified performance-based compensation" under Section 162(m) of the Code to be in the best interests of the Company. Section 162(m) of the Code, in relevant part, limits the Company's ability to claim a tax deduction for compensation paid to certain key employees to the extent such compensation exceeds $1,000,000 unless such compensation is treated as qualified performance-based compensation. The Board believes that the opportunity to claim tax deductions is important to the Company's operations. The amendment to limit the number of shares for which any employee may be granted an option in any calender year and to require that the Committee be composed of only "outside directors" within the meaning of Section 162(m) of the Code gives the Committee the opportunity to grant options which will be treated as deductible performance-based compensation.

     Except for such amendments, if approved by the affirmative vote of the holders of a majority of the combined voting power of the shares of Common Stock present in person or by Proxy at the Annual Meeting, the Plan will remain unchanged.

DESCRIPTION OF THE PLAN

     The following description of the Plan, giving effect to the proposed amendments, is a summary and is qualified in its entirety by reference to the text of the Plan.

     Stock Subject to the Plan. The Plan provides for the issuance of either incentive stock options within the meaning of Section 422 of the Code (the "Incentive Options") or nonqualified stock options (intended not to qualify as incentive stock options) (the "Nonqualified Options" and, collectively with the Incentive Options, the "Options" for purposes of the following discussion) to employees of the Company. Upon amendment of the Plan, the maximum number of shares of Common Stock that may be made subject to options granted pursuant to the Plan is 2,250,000. Prior to amendment, the maximum number of shares of Common Stock that may be made subject to options granted pursuant to the Plan is 1,750,000. Options granted under the Plan may relate to either Class A Common Stock or Class B Common Stock.

     Administration. The Plan is administered by a committee appointed by the Board of Directors consisting of not fewer than two individuals who are "non-employee" directors under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" under Section 162(m) of the Code (i.e., the Committee). The Committee has the authority to grant Options under the Plan and to determine the number, terms and conditions of all Options so granted. The Board has the right to amend or terminate the Plan in certain circumstances, provided that any amendment or modification must comply with applicable law, the requirements of Section 16 of the Exchange Act, the applicable National Association of Securities Dealers, Inc. (the "NASD") or stock exchange listing requirements and the requirements under the Code.

     The Committee determines the employees to whom Options are to be granted, the times at which Options are granted, the number of shares of Common Stock subject to each Option (subject to the limitation that no employee may receive an Option to purchase more than 250,000 shares of Common Stock in a calender year), whether each Option is an Incentive Option or a Nonqualified Option, whether the Option is exercisable for shares of Class A Common Stock or Class B Common Stock, the exercise price per share and the maximum term of each Option. The Committee also has the power to interpret and construe the Plan and to determine the terms and provisions of each agreement evidencing an Option (an "Agreement") and to make all other determinations the Committee deems necessary or advisable in administering the Plan.

     Eligibility. Awards can be made to key employees (as determined by the Committee) of the Company or its subsidiaries and to each other employee of the Company selected by the Committee to implement the Special Bonus Program. In making determinations under the Plan, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee deems relevant.

     Options. The purchase price per share of Common Stock under each Option is determined by the Committee and set forth in the applicable Agreement, but may not be less than the fair market value of the Common Stock on the date the Option is granted. In the case of a Nonqualified Option, the purchase price per share of Common Stock may not be less than 85% of the fair market value of the Common Stock on the date the Nonqualified Option is granted or, if greater, the book value of the Common Stock on that date. Fair market value is calculated as the last sales price reported for the Common Stock on the trading day immediately preceding the date of grant as reported by on the national securities exchange on which the Common Stock is listed. The term of each Option may be for such period as the Committee determines, but not more than 10 years from the date on which the Option is granted. No Incentive Option can be granted to an employee who, at the time the Incentive Option is granted, owns, or is considered as owning within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or of a subsidiary, unless at the time the Incentive Option is granted, the option price is at least 110% of such fair market value of the Common Stock subject to the Incentive Option and the Incentive Option by its terms is not exercisable after the expiration of 5 years from the date it is granted. Subsequent to the grant of an Option but before its expiration, the Committee may accelerate the exercise period in whole or in part (without reducing the term of such Option). No Option is exercisable before six months after it is granted or may be exercised as to fewer than 100 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option.

     Payment of the Option purchase price may be made (i) in cash, (ii) in whole shares of Common Stock currently owned by the holder, (iii) in a combination of cash and Common Stock or (iv) upon delivery of a written exercise notice, including irrevocable instructions to the Company to deliver the stock certificates issuable upon exercise of the Option directly to a broker named in the notice that has agreed to participate in a "cashless" exercise on behalf of the optionee.

     Termination of Employment. If the optionee ceases to be an employee of the Company in certain circumstances, the optionee may, at any time within a period of 90 days following the date of such termination, exercise such Option to the extent that the Option was exercisable on the date the optionee ceased to be an employee. If the optionee ceases to be an employee by reason of retirement under the Company's retirement plan, then the optionee may, at any time within a period of 90 days following the date of such termination, exercise each Option held by the optionee on such date to the full extent of the Option.

     If the optionee's employment terminates by reason of death or permanent and total disability, each outstanding Option granted to such employee under the Plan will become immediately exercisable in full in respect of the aggregate number of shares covered thereby for a period of one year following the date of the optionee's death or disability.

     If the optionee ceases to be an employee for any reason other than termination with consent, retirement, death or disability, each Option immediately terminates and may not be exercised thereafter.

     Additional Provisions. In the event of a stock split, stock dividend, stock combination, recapitalization, merger, consolidation or other similar transaction which affects the character or amount of the outstanding Common Stock, the purchase price of each Option will be equitably adjusted. The number of shares subject to such Option, and the number of shares for which Options may be granted under the Plan, also shall be appropriately adjusted.

     The aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an employee exceeds this $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Section 422(d)(1) of the Code. If an employee is eligible to participate in any other stock option plan of the Company or a subsidiary which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.

     Change in Control. All outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to the Plan become immediately exercisable in full upon the occurrence of: (i) the sale by the Company of all or substantially all its assets, or all or substantially all the assets of its subsidiaries, taken as a whole; (ii) an election of new directors if immediately following such election a majority of the Board of Directors consists of persons who were not nominated by the Board or nominating committee thereof to stand for election as directors in such election; or (iii) any of the following events, if, immediately following such event, a majority of the Board of Directors consists of persons who were not directors immediately prior to the date of such event: (a) the sale of 50% or more of the outstanding shares of Common Stock of the Company in a single transaction or related series of transactions; (b) the consummation of a tender offer (by a party other than the Company) for more than 50% of the outstanding shares of Common Stock of the Company; or (c) subject to the provision described below, the consummation of a merger or consolidation involving the Company. In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee, in its discretion, may vote to negate and give no effect to the acceleration of the Options, provided that the executed agreement of merger or consolidation provides that the optionee will receive the same merger consideration as the optionee would have received had the Options been accelerated and exercised in full prior to the merger or consolidation.

ESTIMATE OF BENEFITS

     The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is not, nor is it intended to be, "qualified" under Section 401(a) of the Code.

     The number of Options that will be awarded under the Plan in the future is not currently determinable.

1997 GRANTS UNDER THE PLAN

     The following table sets forth the awards granted under the Plan to the Named Executive Officers and to the executive officers and other employees, respectively, as a group during the year ended December 31, 1997:

                                                              NUMBER OF OPTIONS
NAME AND POSITION                                             GRANTED IN 1997(1)
-----------------                                             ------------------
Sanford Miller..............................................         90,000(2)
  Chairman of the Board of Directors Chief Executive Officer
  and Director
Jeffrey D. Congdon..........................................         75,000(2)
  Vice Chairman of the Board of Directors and Director
John P. Kennedy.............................................         75,000(2)
  Vice Chairman of the Board of Directors and Director
Scott R. White..............................................         50,000(3)
  Executive Vice President, Corporate Development
Jeffrey T. Hendrickson......................................         50,000(4)
  Senior Vice President
Executive officers as a group (seven persons)...............        430,000(5)
Other employees as a group..................................      1,182,375(6)

---------------

(1) All options granted in 1997 were granted at an exercise price equal to the fair market value of the underlying shares of Class A or Class B Common Stock, as the case may be, on the date of grant. Unless otherwise indicated, all options granted in 1997 become exercisable 18 months after the date of grant, subject to acceleration upon certain events constituting a change in control of the Company.
(2) Options to purchase shares of Class B Common Stock at $22.375 per share granted as of April 29, 1997.
(3) Options to purchase Class A Common Stock at $21.75 per share granted as of March 27, 1997.
(4) Options to purchase Class A Common Stock at $19.875 per share granted as of April 11, 1997.
(5) Includes options to purchase (i) 240,000 shares of Class B Common Stock and 50,000 shares of Class A Common Stock at $22.375 per share granted as of April 29, 1997, (ii) 50,000 shares of Class A Common Stock at $21.75 per share granted as of March 27, 1997, (iii) 50,000 shares of Class A Common Stock at $19.875 per share granted as of April 11, 1997 and (iv) 40,000 shares of Class A Common Stock at $34.25 granted as of November 17, 1997.
(6) Options to purchase Class A Common Stock under the Plan with exercise prices ranging from $19.875 to $36.438 that were granted to approximately 6,227 employees, including all current officers who are not executive officers, and become exercisable 24 months after the date of grant, subject to acceleration upon certain events constituting a change in control of the Company. Of such options, approximately 430,000 options were granted as of April 29, 1997 at an exercise price of $22.375 per share to approximately 4,750 employees to implement the Special Bonus Program and are first exercisable on April 29, 1999, subject to acceleration upon certain events constituting a change in control of the Company.

     As of December 31, 1997, options to purchase a total of 1,431,585 of Class A Common Stock and 240,000 shares of Class B Common Stock with exercise prices ranging from $9.50 to $36.438 per share were outstanding under the Plan.

     On March 22, 1998, the closing sales price of the Class A Common Stock on
the New York Stock Exchange was $          .

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The rules concerning the federal income tax consequences with respect to Options granted and to be granted pursuant to the Plan are technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide a general description of certain of the federal income tax consequences associated with the Options. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

     Incentive Options. In general an employee will not recognize taxable income upon either the grant or the exercise of an Incentive Option, and the Company will not be entitled to take an income tax deduction at either such time. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option price as an item of adjustment in computing the employee's alternative minimum taxable income. If the employee does not dispose of the Common Stock received pursuant to the exercise of the Incentive Option within either (i) two years after the date of the grant of the Incentive Option or (ii) one year after the date on which such Common Stock is transferred to the employee, a subsequent disposition of the Common Stock will result in long-term capital gain or loss to the employee.

     If the employee disposes of the Common Stock acquired upon exercise of the Incentive Option within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the amount realized upon disposition over the adjusted basis of the Common Stock. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to the employee as short-term or long-term capital gain (depending on the applicable holding period). If the employee disposes of Common Stock which was acquired through the exercise of the Incentive Option in the same year as such exercise, no adjustment to the employee's alternative minimum taxable income is required.

     Nonqualified Options. An employee will not recognize any taxable income upon the grant of a Nonqualified Option, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Nonqualified Option, the employee generally will recognize ordinary income and the Company will be entitled to take an income tax deduction in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. Upon a subsequent sale of the Common Stock by the employee, the employee will recognize short-term or long-term capital gain or loss.

     In addition, (i) if the exercisability or vesting of any Option, whether Incentive or Nonqualified, is accelerated because of a change in control under the Plan, a portion of the compensation relating to the Option may constitute a parachute payment under Section 280G of the Code, pursuant to which the Company is disallowed any income tax deduction for excess parachute payment, and in connection with which an employee receiving excess parachute payments may be subject to an excise tax under Section 4999 of the Code and (ii) special rules apply to an employee who exercises a Nonqualified Option by paying the option price, in whole or in part, with shares of Common Stock.

VOTE REQUIRED

     The proposed amendments to the Plan must be approved by the affirmative vote of a majority of the combined voting power of the shares of Common Stock present in person or by Proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is marked, a signed Proxy will be voted "FOR" the adoption of Proposal No. 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 4)

     It is proposed that the Stockholders ratify the appointment by the Board upon the recommendation of the Nominating Committee of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1998. The Company expects representatives of Arthur Andersen LLP to be present at the Annual Meeting at which time they will respond to appropriate questions submitted by stockholders and may make such statements as they may desire.

VOTE REQUIRED

     The Company is requesting approval of the Board's ratification of Arthur Andersen LLP as the Company's independent auditors by the affirmative vote of a majority of the combined voting power of the shares of Common Stock present in person or by Proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is marked, a signed Proxy will be voted "FOR" the adoption of Proposal No. 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On November 26, 1996, the Company appointed Arthur Andersen LLP as its independent accounting firm for the remainder of 1996. The Company's Audit/Finance Committee recommended the appointment, which was approved by the Board. Concurrently, the Board elected to dismiss Deloitte & Touche LLP ("D&T"), the Company's former independent accounting firm. The report of D&T on the Company's financial statements for the two years ended December 31, 1995 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Since the Company's inception, D&T's reports on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

     With regard to Item 304(a)(1)(iv) of Regulation S-K, the Company has previously reported the following: (i) on February 2, 1996, the Company announced that it would restate its financial statements for all periods since its initial public offering in 1994. This restatement resulted from a change in the accounting treatment of a common stock warrant issued to BRACC concurrently with the Company's initial public offering in August 1994. This change in accounting treatment was the subject of numerous discussions between officers of the Company and representatives of D&T (including discussions between D&T and the Audit/Finance Committee of the Company's Board, which occurred in January
1996), and was approved by the Audit/Finance Committee and announced to the public on February 2, 1996. The Company believes this matter was resolved to the satisfaction of D&T; (ii) in late 1995, the Company received funds from a vehicle manufacturer that it accounted for in a manner similar to funds it had received from a manufacturer in 1993. In March 1996, D&T advised the Company that it did not deem the 1995 transaction analogous to the 1993 transaction. D&T discussed this matter with officers of the Company. The Company issued its financial statements in accordance with the recommendation of D&T. In connection with resolution of the matter described in this paragraph, neither the Board of Directors nor any committee thereof formally discussed this matter with D&T.

     The Company believes that this matter was resolved to the satisfaction of D&T. The Company has provided D&T with a copy of the disclosures contained herein and D&T has indicated in a letter to the Commission that it agrees with these disclosures. A copy of such letter is filed as Exhibit 16 to the Current Report on Form 8-K previously filed by the Company relating to this matter. Neither the Company nor anyone acting on its behalf consulted with Arthur Andersen LLP regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K prior to its appointment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and statements of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company and certain representations of such persons, all such persons complied with the Section 16(a) reporting requirements except as follows: (i) the initial statement of beneficial ownership on Form 3 required to be filed by Mr. Hendrickson upon his becoming an executive officer of the Company was inadvertently not filed when due in April 1997 and a Form 5 indicating such event was filed at year end; (ii) the sale of shares received upon exercise of options reportable on Form 4 required to have been filed in November 1997 for Messrs. Miller, Kennedy, Congdon and Agronin were reported on Form 5 filed for the fiscal year ended December 1997; (iii) the exercise of an option to purchase shares by Mr. Liker and the sale of the shares in the Company's October 1, 1997 public offering received upon exercise of the call, reportable on Form 4 in November 1997, were reported on a Form 5 for the fiscal year ended December 31, 1997; and (iv) the sale of shares by Mr. Mirkin to Mr. Liker pursuant to the call exercise by Mr. Liker and sale of shares in the Company's public offering conducted October 1, 1997, reportable on Form 4 for November 1997, were reported on a Form 5 for the fiscal year ended December 31, 1997.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, including the financial statements and financial statement schedules, as filed with the Commission (without exhibits), upon the written request of any stockholder. Copies of exhibits to the Annual Report on Form 10-K will be furnished (upon payment of the Company's reasonable expenses in furnishing such exhibits) upon request to the General Counsel and Secretary, Budget Group, Inc., 125 Basin Street, Suite 210, Daytona Beach, Florida 32114.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. If any other matters are presented for proper action, it is the intention of the persons named in the Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.

                             STOCKHOLDER PROPOSALS

     Any stockholder satisfying the Commission requirements and wishing to submit a proposal to be included in the Proxy Statement for the 1999 Annual Meeting of Stockholders should submit the proposal in writing to the General Counsel and Secretary, Budget Group, Inc., 125 Basin Street, Suite 210, Daytona Beach, Florida 32114. The Company must receive a proposal by November 22, 1998 in order to consider it for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          SANFORD MILLER
                                          Chairman of the Board and Chief
                                          Executive Officer

Daytona Beach, Florida
March 23, 1998

                                                                        ANNEX A
                        1994 INCENTIVE STOCK OPTION PLAN
                            WITH PROPOSED AMENDMENTS

  Sentences or clauses contained in the proposed amendments are set forth in all capital letters

     1. Purpose. The purpose of this plan is to advance the interests of BUDGET GROUP, INC., FORMERLY KNOWN AS TEAM RENTAL GROUP, INC., by providing an opportunity to selected key employees of the Company and its Subsidiaries to purchase shares of Common Stock through the exercise of options granted pursuant to this Plan, which may be either Incentive Options or Nonqualified Options. By encouraging such stock ownership, the Company seeks to establish as close an identity as feasible between the interests of the Company and its Subsidiaries and those of such key employees and also seek to attract, retain, motivate and reward employees of superior ability, training and experience.

     2. Definitions

          (1) Board means the Board of Directors of the Company.

          (2) Code means the Internal Revenue Code of 1986 and regulations thereunder, as amended from time to time.

          (3) Committee means the committee appointed by the Board responsible for administering the Plan in accordance with Section 5.

          (4) Common Stock means the Class A common stock of the Company, par value $.01 per share, and the Class B common stock, par value $.01 per share, of the Company.

          (5) Company means BUDGET GROUP, INC., FORMERLY KNOWN AS TEAM RENTAL GROUP, INC., a Delaware corporation.

          (6) Director means each individual who is serving as a member of the Board as of the time of reference.

          (7) Employee means an employee of the Company or any Subsidiary within the meaning of Code Section 3401(c); "key employee" means a salaried Employee who is determined by the Committee to be eligible to be granted Options under the Plan.

          (8) Exchange Act means the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto, as amended from time to time.

          (9) Incentive Option means a stock option intended to qualify as an "incentive stock option" within the meaning of Code Section 422 and designated as such.

          (10) Nonqualified Option means a stock option not intended to be an Incentive Option and designated as a nonqualified stock option, the federal income tax treatment of which is determined generally under Code Section 83.

          (11) Option means either an Incentive Option or a Nonqualified Option granted pursuant to this Plan.

          (12) Plan means this BUDGET GROUP, INC. 1994 Incentive Stock Option Plan as set forth herein, and as amended from time to time.

          (13) Securities Act means the Securities Act of 1933 and rules and regulations promulgated pursuant thereto, as amended from time to time.

          (14) Subsidiary means a "subsidiary" of the Company within the meaning of Code Section 424(f), which generally is defined as any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3. Effective Date. This Plan was approved and adopted by the Board on April 25, 1994. The effective date of the Plan is April 25, 1994, the date on which the Plan was approved by the stockholders of the Company.

     4. Stock Subject to Plan. THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE MADE SUBJECT TO OPTIONS GRANTED HEREUNDER IS 2,250,000 SHARES, WHICH NUMBER SHALL BE ADJUSTED IN ACCORDANCE WITH SECTION 9 IN THE EVENT OF ANY CHANGE IN THE COMPANY'S CAPITAL STRUCTURE. Shares of Common Stock issued pursuant to the Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares may again be the subject of an Option under the Plan.

     5. Administration. THE PLAN SHALL BE ADMINISTERED BY A COMMITTEE APPOINTED BY THE BOARD CONSISTING OF NO FEWER THAN TWO INDIVIDUALS WHO ARE DIRECTORS, NONE OF WHOM ARE EMPLOYEES AND ALL OF WHOM ARE BOTH "NON-EMPLOYEE DIRECTORS" UNDER RULE 16B-3 PURSUANT TO SECTION 16 OF THE EXCHANGE ACT AND "OUTSIDE DIRECTORS" WITHIN THE MEANING OF SECTION 162(M) OF THE CODE. The Board shall have the discretion to remove and appoint members of the Committee from time to time. The Committee shall have full power and discretion, subject to the express provisions of the Plan, (i) to determine the Key Employees to whom Options are to be granted, the time or times at which Options are to be granted, the number of shares of common stock to be made subject to each Option, whether each Option is to be an Incentive Option or a Nonqualified Option, the exercise price per share under each Option, and the maximum term of each option, PROVIDED THAT NO OPTION SHALL BE GRANTED TO ANY EMPLOYEE IN ANY CALENDAR YEAR TO PURCHASE MORE THAN 250,000 SHARES OF COMMON STOCK; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration;
(iii) to determine the terms and provisions of each option agreement evidencing an Option; and (iv) to make all other determinations the Committee deems necessary or advisable for administering the Plan. All decisions of the Committee shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings.

     6. Eligibility. Options may be granted to such Employees who are key employees as the Committee selects. A Director who is not an Employee is not eligible to receive Options pursuant to this Plan. NOTWITHSTANDING THE FOREGOING, OPTIONS MAY BE GRANTED TO ANY EMPLOYEE SELECTED BY THE COMMITTEE IN CONNECTION WITH THE IMPLEMENTATION OF THE SPECIAL BONUS PROGRAM PROVIDED FOR UNDER SECTION 4.7 OF THE BUDGET STOCK PURCHASE AGREEMENT DATED AS OF JANUARY 13, 1997 BETWEEN BUDGET RENT A CAR CORPORATION AND THE COMPANY.

     7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine. If an Employee to whom an Option is granted does not execute an option agreement evidencing that Option in the form prescribed by the Committee within the later of (i) thirty days from the date of grant of the Option or (ii) ten days after the Employee's receipt of an option agreement from the Company, the Option shall be void and of no further force or effect. Each Option agreement evidencing an Option shall contain among its terms and conditions the following:

          (1) Price. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, the purchase price per share of Common Stock payable upon the exercise of each Option granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the fair market value of the Common Stock on the day the Option is granted if an Incentive Option, and, if a Nonqualified Option, not less than 85% of the fair market value of the Common Stock on the day the

     Option is granted or, if greater, the book value of the Common Stock on that date. The fair market value of Common Stock shall be determined as follows:

             (i) if the Common Stock is listed on a national securities exchange or is a National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System security, the last reported sale price on such exchange or system on the trading day immediately preceding the date of a grant hereunder; or

             (ii) if the Common Stock is not so listed, the mean of the last bid and asked prices reported by NASDAQ, or if no such reports are available, by the National Quotation Bureau Incorporated on the trading day immediately preceding the date of a grant hereunder.

          (2) Number of Shares and Kind of Option. Each option agreement shall specify the number of shares to which it pertains and shall specify whether the Option is a Nonqualified Option or an Incentive Option.

          (3) Terms of Exercise. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, and to Section 10, each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option; provided, however, that (i) no Option shall be exercised as to fewer than 100 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option, and (ii) no Option shall be exercisable with respect to any shares earlier than six months from the date the Option is granted or later than ten years after the date the Option is granted, except to the extent permitted in the event of the death or disability of the holder of a Nonqualified Option under Section 7(7).

          (4) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company the Committee designates to receive such notices, specifying the number of shares of Common Stock for which the Option is being exercised. If the shares of Common Stock acquired upon exercise of an Option are not at the time of exercise effectively registered under the Securities Act, the optionee shall provide to the Company, as a condition to the optionee's exercise of the Option, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the optionee's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws. Payment shall be made in full at the time the Option is exercised. Payment shall be made by:

             (i) cash;

             (ii) delivery and assignment to the Company of shares of Common Stock owned by the optionee;

             (iii) a combination of (i) and (ii); or

             (iv) delivery of a written exercise notice, including irrevocable instructions to the Company to deliver the stock certificates issuable upon exercise of the Option directly to a broker named in the notice that has agreed to participate in a "cashless" exercise on behalf of the optionee.

Upon the optionee's satisfaction of all conditions required for the exercise of the Option and payment in full of the purchase price for the shares being acquired, the Company shall, within a reasonable period of time following such exercise, deliver a certificate representing the shares of Common Stock so acquired; provided, that the Company may postpone issuance and delivery of shares upon any exercise of an Option to the extent necessary or advisable to comply with applicable exchange listing requirements, National Association of Securities Dealers, Inc. ("NASD") requirements, or federal or state securities laws.

          (5) Withholding Taxes. The Company's obligation to deliver shares of Common Stock upon exercise of an Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations.

          (6) Nontransferability of Option. No Option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

          (7) Termination of Options. Each option agreement evidencing an Option shall contain provisions for the termination of the Option if the optionee ceases for any reason to be an Employee, which provisions shall be no more favorable to the optionee than the following:

             (i) Termination With Consent. If the optionee ceases to be an Employee and the Company or Subsidiary that is the Employee's primary employer at the time of termination consents in writing to the optionee's exercise of an Option following such termination, then the optionee may, at any time within a period of 90 days following the date of such termination, exercise such Option to the extent that the Option was exercisable on the date the optionee ceased to be an Employee;

             (ii) Retirement. If the optionee ceases to be an Employee by reason of retirement under one or more of the Company's (or Subsidiary's) retirement plans including, without limitation, early retirement, then the optionee may, at any time within a period of 90 days following the date of such termination, exercise each Option held by the optionee on such date to the full extent of the Option;

             (iii) Death or Disability. In the event of the Optionee's death or disability (within the meaning of Code Section 22(e)(3)) either (x) while an Employee or (y) with respect only to Nonqualified Options, while eligible to exercise a Nonqualified Option under Subsections 7(7)(i) or (ii) above, then the optionee (or the optionee's legal representative, executor, administrator, or person acquiring an Option by bequest or inheritance) may, at any time within a period of one year following the date of the optionee's death or commencement of disability, exercise each Option held by the optionee on such date to the full extent of the Option; and

             (iv) Other Termination. If the optionee ceases to be an Employee for any reason other than those enumerated in Subsections 7(7)(i) through (iii) above, each Option granted to the optionee to the extent outstanding on the date of such termination of employment, shall terminate immediately on such termination of employment and may not be exercised thereafter;

provided, however, that no Option may be exercised to any extent by anyone after the date of expiration of the Option's term, except that a Nonqualified Option shall remain exercisable as provided in Subsection 7(7)(iii) regardless of the Option's term.

          (8) Legends. Any restriction on transfer of shares of Common Stock provided in this Plan or in the option agreement evidencing any Option shall be noted or referred to conspicuously on each certificate evidencing such shares.

     8. Restrictions on Incentive Options. Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

          (1) Limitation on Number of Shares. The aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first become exercisable in any calendar year by an Employee exceeds the aforementioned $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Code
     Section 422(d)(1). In the event that an Employee is eligible to participate in any other stock option plan of the Company or a Subsidiary which is also intended to comply with the provisions of Code Section 422, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.

          (2) 10% Stockholder. If an Employee to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the

     Company or a Subsidiary, then the following special provisions shall be applicable to the Incentive Option granted to such individual:

             (i) The Option price per share subject to such Incentive Option shall not be less than 110% of the fair market value of one share on the date of grant; and

             (ii) The Incentive Option shall not have a term in excess of five
        (5) years from its date of grant.

     9. Adjustment for Changes in Capitalization. Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan under Section 4 and, subject to Section 10, in the number, kind and option price of shares of Common Stock subject to then outstanding Options to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of the Plan.

     10. Change in Control; Merger, Etc.

          (1) Change in Control. Upon the occurrence of any of the events listed below, all outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to this Plan shall become immediately exercisable in full. The events are as follows:

             (i) The sale by the Company of all or substantially all of its assets, or all or substantially all of the assets of its Subsidiaries, taken as a whole;

             (ii) Any of the following events if, immediately following such event, a majority of the Directors consists of persons who were not Directors immediately prior to the date of such event:

                (a) the sale of 50% or more of the outstanding shares of Common Stock of the Company in a single transaction or related series of transactions;

                (b) the consummation of a tender offer (by a party other than the Company) for more than 50% of the outstanding shares of Common Stock of the Company; or

                (c) subject to Section 10(2) below, the consummation of a merger or consolidation involving the Company; or

             (iii) An election of new Directors if immediately following such election a majority of the Directors consists of persons who were not nominated by the Board or nominating committee thereof to stand for election as Directors in such election.

          (2) Where Company Does Not Survive. In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee in its discretion may vote to negate and give no effect to the acceleration of Options pursuant to Section 10(1)(ii)(c), but only if and to the extent that an executed agreement of merger or consolidation provides that the optionee holding such an Option shall receive the same merger consideration as the optionee would have received as a stockholder of the Company had the exercisability of the Option been accelerated in accordance with Section 10(1)(ii)(c) and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the exercise price in full, and satisfied all other conditions for the exercise of the Option.

          (3) Liquidation or Dissolution. The provisions of Section 9 and Subsections 10(1) and (2) shall not cause any Option to terminate other than in accordance with other applicable provisions of the Plan. However, in the event of the liquidation or dissolution of the Company, each outstanding Option shall terminate, except to the extent otherwise specifically provided in the option agreement evidencing the Option.

     11. Rights of Optionees. No Employee shall have a right to be granted an Option or, having received an Option, a right again to be granted an Option. An optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date the Option has been exercised and the full purchase price for such shares has been received by the Company. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate or modify the terms or conditions of the employment of the Option holder.

     12. Amendment and Termination of the Plan. Unless sooner terminated by the Board, the Plan shall terminate, so that no Options may be granted pursuant to it thereafter, on April 24, 2004. The Board may at any time amend, suspend or terminate the Plan in its discretion without further action on the part of the stockholders of the Company, except that:

          (1) no such amendment, suspension or termination of the Plan shall adversely affect or impair any then outstanding Option without the consent of the optionee holding the Option; and

          (2) any such amendment, suspension or termination that requires approval by the stockholders of the Company to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law or NASD or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.

                                                                         ANNEX B

                               BUDGET GROUP, INC.
                                     PROXY
                  SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 23, 1998

     The undersigned hereby appoints SANFORD MILLER and JOHN P. KENNEDY, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Budget Group, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 23, 1998, beginning at 10:00 a.m. local time at the Company's offices at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114 and at any adjournment thereof, upon the matters described in the accompanying Notice of 1998 Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of 1998 Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Proposal No. 1. To elect nine (9) directors to the Board of Directors, as follows:

                 Sanford Miller             Ronald D. Agronin          Jeffrey R. Mirkin
                 Jeffrey D. Congdon         James F. Calvano           Dr. Stephen L. Weber
                 John P. Kennedy            Martin P. Gregor           F. Perkins Hixon, Jr.
                 [ ]  FOR ALL NOMINEES                   [ ]  WITHHOLD AUTHORITY
                     (except as marked to the contrary       to vote for all nominees listed
                      below)

                 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

Proposal No. 2. To approve amending the Company's Amended and Restated
                Certificate and the Company's Bylaws to provide for the classification of the Board of Directors into three Classes of directors serving staggered terms.

                         [ ]  FOR                 [ ]  AGAINST               [ ]  ABSTAIN

Proposal No. 3. To approve amending the Company's 1994 Incentive Stock Option
                Plan as set forth in the Proxy Statement.

                         [ ]  FOR                 [ ]  AGAINST               [ ]  ABSTAIN

Proposal No. 4. To ratify the action of the Board of Directors of the Company appointing Arthur Anderson LLP as the Company's independent auditors for the year ending December 31, 1998.

                         [ ]  FOR                 [ ]  AGAINST               [ ]  ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                         (PLEASE SIGN ON REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER, THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                          Date:                       1998
                                               ----------------------,


                                          --------------------------------------
                                          (Signature)

                                          --------------------------------------
                                          (Signature)

                                          --------------------------------------
                                          (Name(s))

                                          Please sign exactly as your name or
                                          names appear hereon. Where more than
                                          one owner is shown above, each should
                                          sign. When signing in a fiduciary or
                                          representative capacity, please give
                                          full title. If this Proxy is submitted
                                          by a corporation, limited liability
                                          company or partnership, it should be
                                          executed in the full entity name by a
                                          duly authorized officer, member or
                                          partner, as the case may be.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                       B-2